Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:
Hague Corp.

We consent to the use of our report dated July 31, 2007, in this Registration Statement on Form SB-2/A Amendment No. 1 of Hague Corp. for the registration of shares of its common stock. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

LBB & Associates Ltd., LLP
Houston, Texas
November 8, 2007